EXHIBIT 5.1

                             GREENBERG TRAURIG, LLP
                        1750 Tysons Boulevard, Suite 1200
                             McLean, Virginia 22102
                                                                   March 8, 2002


Dear Sirs:

      We are acting as special securities counsel to iGames Entertainment, Inc., a Nevada corporation (the "Company"), in connection with the Registration Statement on Form SB-2, filed on January 18, 2002, as amended on March 8, 2002 (the "Registration Statement"), under the Securities Act of 1933, as amended (the "Act"), covering 6,550,038 shares of the Company's common stock, par value $.001 per share, of which 3,971,788 are currently outstanding (the "Shares") and 2,578,250 shares (the "Warrant Shares") are issuable upon exercise of certain common stock purchase warrants ("Warrants"), which Shares and Warrant Shares are being registered in connection with the proposed sale thereof by the persons or entities listed as selling shareholders in the Registration Statement.

      We have examined the originals, or certified, conformed or reproduction copies, of all such records, agreements, instruments and documents as we have deemed relevant or necessary as the basis for the opinion hereinafter expressed. In all such examinations, we have assumed the genuineness of all signatures on originals or certified copies and the conformity to original or certified copies of all copies submitted to us as conformed or reproduction copies. As to various questions of fact relevant to such opinion, we have relied upon, and assumed the accuracy of, certificates and oral or written statements and other information of or from public officials, officers or representatives of the Company, and others.

      Based upon the foregoing, we are of the opinion that (i) assuming payment in full of the purchase price therefor, the Shares are validly issued, fully paid and non-assessable, and (ii) the Warrant Shares issuable upon exercise of the Warrants, upon issuance, delivery and payment therefor in accordance with the terms set forth in the Warrants, will be validly issued, fully paid and non-assessable.

      We hereby consent to the filing of this opinion as an exhibit to the Registration Statement and to the reference to this firm under the caption "Legal Opinion" in the Prospectus forming a part of the Registration Statement.

                                      Very truly yours,

                                      /s/ Greenberg Traurig, LLP

                                      Greenberg Traurig, LLP